                                                                  EXHIBIT (i)(4)



[DECHERT LLP LOGO]



February 13, 2004



ING Mutual Funds
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034



Re: ING Mutual Funds
    (File Nos. 33-56094 and 811-7428)



Dear Ladies and Gentlemen:



We hereby consent to all references to our firm in Post-Effective Amendment No. 101 to the Registration Statement of ING Mayflower Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.



Very truly yours,





/s/ Dechert LLP









253981.1.03




BOSTON
BRUSSELS
CHARLOTTE
FRANKFURT
HARRISBURG
HARTFORD
LONDON
LUXEMBOURG
MUNICH
NEW YORK
NEWPORT BEACH
PALO ALTO
PARIS
PHILADELPHIA
PRINCETON
SAN FRANCISCO
WASHINGTON



Law Offices of Dechert LLP
------------------------------------------------------------------------------
1775 1 St., N.W. - Washington, DC 20006-2401
Tel: 202.261.3300 -  Fax: 202.261.3333 -  www.dechert.com